UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Company ☒

Filed by a Party other than the Company ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Fifth Third Bancorp

(Name of Company as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

April 5, 2010

Dear Fellow Shareholder:

We have previously mailed to you proxy materials in connection with the Annual Meeting of Shareholders of Fifth Third Bancorp (“Fifth Third” or the “Company”) to be held on April 20, 2010.  Your vote is important and your participation is requested for this important meeting.

For the reasons set forth in the proxy statement, dated March 10, 2010, the Board of Directors unanimously recommends that you vote “FOR” the election of Directors, “FOR” Proposals 2, 3, 4, 5 and 6 and “AGAINST” proposal 7.

Please submit your instructions as soon as possible, by voting by telephone, via the Internet, or by signing, dating, marking and returning the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.  Instructions explaining how to vote by telephone or via Internet are located on the enclosed proxy card or voting instruction form.

If you need assistance voting your shares, please call D. F. King & Co., Inc. toll free at (800) 207-3158.  On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Kevin T. Kabat
Chairman, President & Chief Executive Officer

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.
Vote by Telephone.  Call the toll-free number listed for this purpose on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

Please Act Today

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card or voting instruction form today.  Internet and telephone voting are also available.  Please refer to your proxy card or voting instruction form for instructions.  Street name shareholders: Your bank or broker cannot vote your shares on all proposals unless it receives your specific instructions. Please return your vote immediately.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at (800) 207-3158.